Form C

Cover Page

Name of issuer:

Armadio, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/26/2013

Physical address of issuer:

3500 South DuPont Highway
Dover DE 19901

Website of issuer:

http://armadio.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$157,052.00	$244,664.00
Cash & Cash Equivalents:	$80,164.00	$168,057.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$16,738.00	$46,637.00
Long-term Debt:	$933,513.00	$441,011.00
Revenues/Sales:	$160,334.00	$256,462.00
Cost of Goods Sold:	($73,741.00)	($110,898.00)
Taxes Paid:	($338.00)	($87.00)
Net Income:	($550,215.00)	($201,514.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Armadio, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matteo Gemignani	CEO	Armadio, Inc	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matteo Gemignani	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matteo Gemignani	7350000.0 Common Stock	69.47

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We have made key assumptions and created our products using historical knowledge about what consumer in our industry like. Should those assumptions prove to be untrue, that may negatively impact our revenues.

We may not have enough capital to fund our next production line. If revenues are low in a given quarter, that may impact our potential revenues in future quarters.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

In the future, we plan to build partnerships with retailers to distribute our product. If we're unable to secure those partnerships, that may impact our future business revenues and operations.

The preferred stock which investors in the SAFE will receive if the SAFE converts have not yet been authorized by the Company.

The Company has had a history of net losses. Future profitability cannot be guaranteed and may require more funding to be secured.

We face competition with respect to our key products that we seek to develop or commercialize in the future. These competitors may in the future compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may produce more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

The Company has convertible notes which have reached maturity. While the notes have been extended, their repayment plan is currently unclear.

The financial statements accompanying the Form C of this raise have been prepared assuming that the Company will continue as a going concern. As discussed in Note B of the financial statements, certain conditions raise an uncertainty about the Company's ability to continue as a going concern. Management's plans in regard to these maters are also described in Note B of the financial statements.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% -- Marketing -- creative engagement and marketing that creates organic traffic

5% -- Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 40% -- Marketing -- creative engagement as well as digital marketing tools

25% -- R&D and stock purchasing

20% -- Operations and hiring for scaling

10% -- General expenses (legal, financial, travel)

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4,000,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	15,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	580,000

Describe any other rights:

Common stock has voting rights. Preferred stock does not have voting rights but does have liquidation preferences. Investors in the SAFE, if converted, will receive Preferred stock.

Options convert to common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	09/25/15
Amount	$50,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	05/25/17

(Daniele Bagnagatti) Converts to common stock. Maturity date extended by verbal agreement with investor.

Convertible Note

Issue date	02/08/16
Amount	$25,000.00
Interest rate	20.0% per annum
Discount rate	5.0%
Uncapped Note	Yes
Maturity date	02/08/18

(Generale) Converts to common stock. The maturity date has been extended by verbal agreement with the investor

Convertible Note

Issue date	02/09/16
Amount	$25,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	02/09/18

(Vittorio) Converts to common stock. Maturity date has been extended by verbal agreement with the investor.

Convertible Note

Issue date	04/20/16
Amount	$20,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	04/20/18

(Rafael) Converts to common stock. Maturity date has been extended by verbal agreement with the investor.

Convertible Note

Issue date	05/10/16
Amount	$3,500.00
Interest rate	5.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	05/10/18

(Antonio) Converts to common stock. Maturity date extended by verbal agreement with investor.

Convertible Note

Issue date	05/11/16
Amount	$2,970.00
Interest rate	5.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	05/11/18

(Filippo) Converts to common stock. Maturity date has been extended by verbal agreement with investor.

Convertible Note

Issue date	06/02/16
Amount	$10,000.00
Interest rate	20.0% per annum
Discount rate	0.5%
Valuation cap	$8,000,000.00
Maturity date	06/02/18

(Generale) The maturity of this note has been extended by verbal agreement with the investor. The note converts to common stock

Convertible Note

Issue date	10/14/16
Amount	$7,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	10/14/18

(Davide) Converts to common stock.

Convertible Note

Issue date	12/21/16
Amount	$15,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Valuation cap	$6,000,000.00
Maturity date	12/21/18

(Emanuele) Converts to common stock

Convertible Note

Issue date	12/21/16
Amount	$50,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	12/21/18

(Massimo) Converts to common stock

Convertible Note

Issue date	12/21/16
Amount	$35,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	12/21/18

(Scheller) converts to common stock

Convertible Note

Issue date	12/21/16
Amount	$100,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	12/21/18

(CircleUp) converts to common stock

Convertible Note

Issue date	01/09/17
Amount	$20,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	01/09/19

(Gardelli) Converts to common stock.

Convertible Note

Issue date	03/20/17
Amount	$50,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	03/20/19

(Giuseppe) Converts to common stock

Convertible Note

Issue date	03/20/17
Amount	$50,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	03/20/19

(Luca) Converts to common stock

Convertible Note

Issue date	04/21/17
Amount	$15,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	04/21/19

(Stoppa) Converts to common stock.

Convertible Note

Issue date	04/28/17
Amount	$150,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	04/28/19

(Rancilo) Converts to common stock. Maturity date has been extended by verbal agreement with the investor.

Convertible Note

Issue date	06/13/17
Amount	$75,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	06/13/19

(Ranchilo 2) Converts to common stock. Maturity date has been extended by verbal agreement with the investor.

Convertible Note

Issue date	09/30/17
Amount	$60,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	09/30/19

(Luigina) Converts to common stock.

Convertible Note

Issue date	10/18/17
Amount	$25,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	10/18/19

(Palla) Converts to common stock.

Convertible Note

Issue date	11/21/17
Amount	$25,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	11/21/19

(Moschini) Converts to common stock.

Convertible Note

Issue date	11/22/17
Amount	$75,000.00
Interest rate	3.0% per annum
Discount rate	20.0%
Valuation cap	$6,000,000.00
Maturity date	11/22/19

(Lelo) Converts to common stock

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2015	Section 4(a)(2)	Convertible Note	$50,000	General operations
2/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
2/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
4/2016	Section 4(a)(2)	Convertible Note	$20,000	General operations
5/2016	Section 4(a)(2)	Convertible Note	$3,500	General operations
5/2016	Section 4(a)(2)	Convertible Note	$2,970	General operations
6/2016	Section 4(a)(2)	Convertible Note	$10,000	General operations
10/2016	Section 4(a)(2)	Convertible Note	$7,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$50,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$15,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$35,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$100,000	General operations
1/2017	Section 4(a)(2)	Convertible Note	$20,000	General operations
3/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations
3/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations
4/2017	Section 4(a)(2)	Convertible Note	$15,000	General operations
4/2017	Section 4(a)(2)	Convertible Note	$150,000	General operations
6/2017	Section 4(a)(2)	Convertible Note	$75,000	General operations
9/2017	Section 4(a)(2)	Convertible Note	$60,000	General operations
10/2017	Section 4(a)(2)	Convertible Note	$25,000	General operations
11/2017	Section 4(a)(2)	Convertible Note	$25,000	General operations
11/2017	Section 4(a)(2)	Convertible Note	$75,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Italy makes some of the finest leather goods in the world, but those products are remarkably expensive by the time big corporations import them to the U.S. market. What should be a celebration of craft and tradition turns into a crowd of expensive, inflated products built for the mass-market. We provide the solution by purchasing top-end, luxury products from top Italian artisans and bringing them to the U.S. for a fraction of the price by cutting out the usual middlemen.

We want to create a destination for those who believe in quality above anything else but refuse to overpay big fashion houses for it. After starting with bags, shoes, and accessories - selling them for just 2.5x to 3x what we paid - we have a new branded collection coming out in October. By focusing on our brand and website for the first half of 2017, we've set up the right strategy to scale into a business that can effectively import every type of unique, beautiful Italian products.

Milestones

Armadio, Inc. was incorporated in the State of Delaware in November 2013.

Since then, we have:

- More than 4,000 clients in just over two years of business.

- Our MPV, a leather tote bag, saw a 30% repurchase rate over just 9 months, and we've even had six clients buy five colors of the same bag.

- Digital marketing ROI is just $2 on average.

- More than 6,200 active newsletter subscribers.

- We're transparent -- we sell our bags for between just 2.5x - 3x the cost.

- Margins are 60%.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $160,334 compared to the year ended December 31, 2016, when the Company had revenues of $256,462. Our gross margin was 145.99% in fiscal year 2017, compared to 143.24% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $157,052, including $80,164 in cash. As of December 31, 2016, the Company had $244,664 in total assets, including $168,057 in cash.
- *Net Loss.* The Company has had net losses of $550,215 and net losses of $201,514 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $950,251 for the fiscal year ended December 31, 2017 and $487,648 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $65,807 in debt and $888,470 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Armadio, Inc. cash in hand is $85,000, as of August 2018. Over the last three months, revenues have averaged $40,000/month, cost of goods sold has averaged $15,000/month, and operational expenses have averaged $20,000/month, for an average net margin of $5,000 per month.

The business has been profitable since February. We will plan to raise more money after this campaign via seed rounds. We do not plan to dramatically increase expenses unless we raise enough money to invest further in the business. Otherwise, we do not expect expenses or revenues to change dramatically in the near future.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://armadio.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Matteo Gemignani

Appendix E: Supporting Documents



INVEST IN ARMADIO

maximum target met

$0

raised of $0 maximum target from 0 investors

Importing the luxury of Italy without the markups

Italy makes some of the finest leather goods in the world, but those products are remarkably expensive by the time big corporations import them to the U.S. market. What should be a celebration of craft and tradition turns into a crowd of expensive, inflated products built for the mass-market. We provide the solution by purchasing top-end, luxury products from top Italian artisans and bringing them to the U.S. for a fraction of the price by cutting out the usual middlemen.



Matteo Mattia Gemignani
CEO
Tuscany native from a family with a fashion industry background with 2 exits (1 to Panasonic).


The Artisan's Rhapsody

Why you may want to invest

1. More than 4,000 clients in just over two years of business.
2. Our MPV, a leather tote bag, saw a 30% repurchase rate over just 9 months, and we've even had six clients buy five colors of the same bag.
3. Digital marketing ROI is just $2 on average.
4. More than 6,200 active newsletter subscribers.
5. We're transparent -- we sell our bags for between just 2.5x - 3x the cost.
6. Margins are 60%.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$6M~~ **$4M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $4M valuation cap and 20% discount.

20.0% discount

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$750+
Armadio Keyholder (worth around $50): handmade in Tuscany by local artisans with premium Italian leather

$1,100+
coupon for $100 to shop on Armadio

$1,600+
coupon for $200 to shop on Armadio

$2,000+
1 Bag from the new collection (worth around $420): handmade in Tuscany by local artisans with premium Italian leather

$25,000+
We'll fly you out to Tuscany for a guided tour of where our bags are made

see less

Our Ambition

We want to create a destination for those who believe in quality above anything else but refuse to overpay big fashion houses for it. After starting with bags, shoes, and accessories - selling them for just 2.5x to 3x what we paid - we have a new branded collection coming out in October. By focusing on our brand and website for the first half of 2017, we've set up the right strategy to scale into a business that can effectively import every type of unique, beautiful Italian products.

Armadio_-_Pitch_Deck_-_December_19th_2017_-_Low.pdf

armadio.com

Why I Like Armadio

As an investor with a lifetime career in both large consumer goods company and the fashion industry, I look for start-ups which have seized upon a real market opportunity not yet exploited by others, and I look for flawless execution in an engaging way. This is exactly what Armadio has done: produce high quality artisan-made leather goods from Italy, which do not yet have international distribution, and bring them directly to consumers at affordable prices. Beyond the appeal of the product itself, it was the marketing that impressed me the most: products are presented with an intriguing storytelling, that actually tells a real story. These are real products for real people that I myself... READ MORE



Anna Fiorentino

INVESTOR WITH 10+ YEARS AT VERSACE USA AND MCKINSEY LUXURY FASHION

THE BUZZ ABOUT ARMADIO

We may have just found the answer to our problems: We recently stumbled upon Armadio, a new online marketplace that gives shoppers direct access to the finest Italian artisans and workshops. Here, quality leather shoes, bags, and clothing are in high supply. Plus, the pieces — which are made by the same craftsmen who produce items for Gucci, Prada, and Chanel — are sold for about 70% off of the expected retail price, and all come with a photo and story about the person who actually made them. It may sound too good to be true, but we swear that it isn't.



Alyssa Coscarelli

Fashion Writer for Refinery 29

When I saw this little red bag I knew I had to have it. Even upon arrival, the smell of fresh leather pervaded the room, and you could immediately tell how carefully crafted each piece is. I actually love the feeling I get when carrying it; it is a warm and positive color, and it excites and motivates. The fringe detailing also gives the simple cut of the bag a little boost of uniqueness. It is all about these simple versatile statements that make my wardrobe what it is, and I love being able to carry these bags knowing how authentically handcrafted they are. The quality and price that Armadio offers is without a doubt, a luxury must-have.



Julia Daoud

Owner and Founder of Simply Jules, Fashion Blog

Armadio always has the best bags too and this one is one of my new favorites. The square, structured shape makes it an interesting piece to match with summer dresses. Plus the two strap sizes makes it versatile to carry around the city with me as well. I know it can be overwhelming when it comes to shopping for new bags and purses, but I would without a doubt recommend checking out Armadio! I have a a couple bags from there now and they've all be great quality and chic styles.



Tonya
Founder and Owner of "The Mop Top" Fashion Blog

TECH AND THE CITY

iStarter will open an Italian accelerator in New York

Finally, by the end of 2018 in New York City there may be a Made in Italy Tech accelerator. That's what Nicola Garelli, president of iStarter, announced during the NYC edition of its "2020" world tour, on February 26, at Grand Central tech.
May 28, 2018 @ tech-and-the-city.com

FASHION 360 MAGAZINE
FASHION | STYLE

A Taste of Italy

When we think of Italian leather bags, the first thing that comes to our minds is big brands like Gucci, Dolce & Gabbana and Prada. We easily forget about the mom and pop shops that are crafting the most exquisite and unique handbags in Italy.
May 28, 2018 @ fashion360mag.com

REFINERY29

8 Accessory Trends To Know This Spring

A departure from the over-the-top maximalism we've been seeing for the past few seasons, there seems to be a shift (at least when it comes to our accessories) towards simpler and cleaner pieces; one's that feel less like they'll be "out of style" in just a
May 28, 2018 @ refinery29.com

REFINERY29

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NBC

Armadio Matching Undiscovered Talents Of Italy

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MADERIGHT

Industry Insider: Matteo Gemignani

Premium Italian Leather goods crafted by the same artisans that produce for Chanel and Gucci without the retail markup -- what's not to love about Armadio? Today, we're with the founder & CEO, Matteo Mattia Gemignani. Tell us about yourself I
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THE HEDONIST

ARMADIO | Undiscovered Italian Luxury

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IVY

Armadio is Changing Fashion (And Italian Leather) with E-Commerce

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les assorties'

ARMADIO: UNDISCOVERED ITALIAN LUXURY REVEALED - Les Assorties

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THE CUT

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This New Italian E-Commerce Site Is Taking on the Luxury Fashion Industry

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April 8, 2016 @ stylecaster.com

Armadio Launches Direct-to-Consumer Service for Luxury Italian Goods

Italian upstart Armadio is hoping to snatch luxury consumers away from the big fashion houses with a new direct-to-consumer service that promises quality Italian leather goods for 70 percent off retail price. Launching for Spring '16, the new e-

April 7, 2016 @ sourcingjournal.com

Artisan Italian Leather Goods are Still Stuck in Italy

Independent Italian leather manufacturers have been making incredible shoes, purses, and other goods for hundreds of years. The problem is that only a few huge corporations control the sales pipeline to the rest of the world, especially to the U.S. market, making it difficult for artisan leather craftsmen to grow their business.


WINE





In the era of mass production, we believe in the excellence of artisan Italian manufacturing and want to share it with the world. Our website currently sells luxury shoes, bags, and accessories that we source directly from talented, independent leather manufacturers. By cutting all middlemen markups, we can bring high-quality artisanal products directly to consumers for a significantly cheaper price and still manage a 60% margin.

We Use Only the Finest Italian Leather



Built on hundreds of years of tradition and knowledge that flows from generation to generation, we think Italy has the best tanneries in the world. It's not just because we're from there -- Italy makes leather that keeps the characteristics of the hide while being durable and robust, something that's rare to find in leather products made anywhere else in the world. Many of these local manufacturers are making some of the finest products in fashion but don't have the proper distribution channels in place. We have two buyers in Italy who help us find these manufacturers, helping us both source the finest materials in Italy and support the work of talented, traditional artisans.

We Used 2017 to Focus on Branding

Armadio started with a bang. We joined Y Combinator a month after incorporating in 2016, and shortly after, were filing $85k of revenue per month due to our product, aggressive marketing, and a focus on pushing revenue. With just two employees, though, we couldn't control our growth. Rather than continue pushing an unsustainable model, we stopped marketing for the first half of 2017 and focused on rebranding. As a result, our revenue dipped from 2016.

But after we started pushing our marketing again in September with a new website and new visuals, we've kept growing revenue every month since. By focusing on our brand, we've made our company stronger and ready to scale. And with our first wholesale campaign kicking off in September and our first branded online collection launching in October, we have the pieces in place to capitalize.



Our Progress So Far

If we hit our minimum raise of $50k, we'll use the capital on marketing that brings organic traffic to our new line of branded products. If we hit our maximum raise of $1M, we'll spend 40% of the money on marketing, 25% on R&D and stock purchasing, 20% for operations and scaling, 10% on general expenses like legal, financial, and travel, and 5% on Wefunder's intermediary fee.

Armadio Launches
We sell out of inventory after 1 week of business.

April 2016

Join the Y Combinator F3 Batch
Three months later, we hit a max in sales ($85k/month) with a 90% growth MoM since launch.

June - July 2016

Launch New Visual Campaign in Italy
We work with creative agency Yummy Colours to rebrand Armadio.

April 2017

July 2018

New Rebranded Website Launched
Our new site also comes with a new URL, armadio.com.

Production of First Batch of Armadio Branded Collection
We start production after a spring focused on design and prototypes.

July-August 2018

Influencer and PR Engagement
A month after creating a rebranded photo campaign and visual assets, we begin engaging digital influencers, an important marketing avenue in fashion.

September 2018

Launch of First Armadio Wholesale Campaign

September 20, 2018

Launch of First Armadio Branded Collection Online

October 15th, 2018

Launch of Second Group of Armadio Branded Collection Products Online

November 2018

April 2019

Launch of New Line of the Armadio Branded Collection

Let's Reinvigorate Italian Fashion Together

Dear Investors,

Every year, Made In Italy leather goods are sold for millions of dollars - purchased by you and yours from the high-end names, subjected to exorbitant markups up to 10x. Italian artisans have no access to the international market on their own other than by working for those dominant brands. Their own creations – crafted employing the very same materials and techniques - remain available for local customers only.

In the era of mass production, we wish to invest in the opposite direction: we created a channel that never existed, directly from Italian artisans to consumers in the world. Armadio.com is a curated platform that makes it possible to have a local experience of artisanal luxury shopping in Italy without taking a plane to Tuscany.

Armadio employs manufactures at fair terms so that they don't have to become a mass-production workforce for the dominant players. On the opposite, they can maintain their high-quality standards by producing small batches at a time, constantly throughout the year, while the fashion industry forces them to mass-produce seasonally with long periods of inactivity in the middle.

We can cut all middlemen markups, bringing artisanal products directly to the consumers for 7 times less, at a higher quality standard, and still manage to retain a 60% margin.

Artisans of Italy deserve to be known for their own creations without disappearing inside the big brands they are usually forced to work for: let's build a fashion business model where products are not emptied of the story of their Makers!

Matteo Mattia Gemignani

Founder



Matteo Mattia Gemignani

CEO

Tuscany native from a family with a fashion industry background with 2 exits (1 to Panasonic).

AND THE REST OF THE TEAM



Loris Pignoletti

Artistic Director

Creative Director and Marketing professional adept at connecting consumers, brands and products



Oladele Fadairo

Product Manager

Web Product Manager with technical product development background and Entrepreneurship affiliation

Raised $954,277From 1+ Investors

Y Incubator

VC Firm - Startups Incubator

Interview

Wefunder interviewed Matteo Mattia Gemignani on April 11, 2018.

– COLLAPSE ALL

WF: What is Armadio? ^

GEMIGNANI: My name is Matteo Mattia Gemignani. I started my career as a business lawyer and then founded my first company in Italy before expanded it to Europe, South Africa, and the United States. I eventually sold it in two pieces, first to a UK investment firm and then to Panasonic in 2014. I invested for one year and then worked with two different local agencies. After analyzing the market and interviewing hundreds of people, we realized that products made in Italy are perceived as the highest quality on the market, but there's no distribution in the United States and generally all over the world. The only distributors are big brands competing amongst themselves and providing the product to consumers at a very high price.

We created our first test product, a bag called Adora, and sold it online as a direct-to-consumer brand. We sold almost 500 of those bags in less than a year without a marketing budget. That's when we realized we had traction and that our idea might work. We launched the Armadio platform on April 7, 2016 as a direct-to-consumer service connecting undiscovered Italian designers to the local market in the United States.

Since then, we were accepted into the Y Combinator Fellowship program in San Francisco. For the first six months, we focused on growth, and it worked well. We almost doubled revenues every month with only two people working on the project. We decided to lock down marketing and sales to build the company, and after that moment until now, we grew to a team of ten people and are now in the United States based in Brooklyn. We created new visuals and a new website that's able to attract and retain organic traffic.

Now, we've invested in the branding and slowed digital marketing. So our numbers are not as sexy as they might be if we were to push marketing, but they're real. That means that if we start marketing tomorrow, we would still have around 50% organic traffic.

WF: What problems in the leather and fashion industries is Armadio seeking to address? ^

GEMIGNANI: One firm estimated that 90% of luxury leather products worldwide is handmade in Italy. That means every single brand, Italian or foreign, that wants to make something considered luxury must go to Italy and appoint local artisans to make the product. But there are only a few brands exporting their product internationally. There are a lot of manufacturing companies and designers in Italy that have amazing products but are unable to export them abroad because they don't know how to sell a product. They only know how to make it.

In the United States, the market is split like a fork between the expensive high-end products and the cheap products. There is nothing in between. There is also a new generation of consumers moving away from recognized brands and attaching themselves to new brands that promote quality, storytelling, and most importantly, transparency. These consumers want transparency about profit margins and transparency about the product.

As we looked at those two different situations, the supply side in Italy and the consumer side in the United States, we thought Armadio could build a bridge connecting the two worlds by marketing products sitting in Italy with no distribution. At the same time, we would provide customers in the United States with a valuable product with transparency and a fair price. I want a more transparent industry. The Italian leather market has a lot of middlemen working between Italian makers and department stores. They don't need to be there. We help people understand exactly where their leather goods are coming from and who is making them. People in Italy make this stuff with their hands, and they should be appreciated for that and earn a higher wage for doing so.

There are great examples of this already happening in other industries. Previously, only a few Italian brands were able to export food abroad. The pasta company Barilla was able to export because it was a huge company, but all the small pasta manufacturers with even better quality were not. Now, Italy is exporting the concept of quality made in Italy. I see the same situation in fashion where there are only a few brands exporting their logo and saying they manufacture in Italy. But they are not telling the story behind it. We want to do exactly what Italy has already done with food. We want to aggregate the excellence in Italy and export it abroad while telling the story of excellence. We want to tell consumers why the manufacturing process is better in Italy than in other countries and why leather produced in Italy is a higher quality. The storytelling is the biggest challenge and the biggest asset that we have.

WF: What makes Italian leather and craftsmanship the best?

GEMIGNANI: It starts very simply with the leather itself. Italy has the best tanneries in the world built on hundreds of years of tradition. Their process takes much longer than other tanneries around the world because every piece of leather requires a fair amount of time to be tanned in the right way. The leather keeps all the beautiful characteristics of the hide but is still durable and robust. These craftspeople pass on the knowledge from generation to generation.

Most of the supply chain in Italy is composed of small and medium companies focused on the manufacturing process more than anything else. They are not commercial or thinking about how to sell the product. They only think about how they can make the product, and they are so proud of their technique that most of the time they will refuse to make a product designed in a cheap way.

WF: Where do you fit within a market that ranges from low-end to the very high-end?

GEMIGNANI: With most brands, even the big ones, the value of the product is not equivalent to its retail price. A $5,000 bag doesn't even cost $2,000 to make. It probably costs $200. The only difference between the product we distribute and the product big brands distribute is the markup. Big brands increase the final consumer price to create a feeling of luxury. The more money you spend, the more you feel like you're accessing the world of high fashion. Now, this concept has completely changed for consumers. We don't apply crazy margins. Big brands will go 12 times the cost of a bag, but we always go between just 2.5 and 3 times the cost. The big brands have to pay a lot of other costs that we don't have to, including middlemen and retail store costs. As a direct-to-consumer brand, we can save all of those costs and pass the savings on to the final customer. Our product is the same quality as the big bands, but we don't add crazy margins to the price.

WF: How do you settle on your price point?

GEMIGNANI: We don't have a single price point that we pick, and we apply a philosophy that influences the price of every product we have. We have bags that cost $900 and $1,200, but we only charge margins that are between 2.5 and 3 times the cost of the bag. If a product costs $100 to make, the maximum it will be sold for is $300 dollars. We are very transparent about the value and real cost of production. We don't want to disappoint our customers, so if we point to a product on our website that costs $1,000, it means that we paid at least $333 for it.

Being transparent is fundamental to our overall brand. Our customers are very savvy. They understand the quality of the product we sell and can compare ours with other products available in the market. They're building more knowledge everyday because they read and they surf the web to get informed. And if you try to trick them and tell a different story, you won't get away with it. So for us, transparency is the start of everything.

WF: How do you convey your commitment to transparency in your marketing message?

GEMIGNANI: One challenge we have is explaining that our products are made in Italy and why that means their quality is so superior. The second challenge is explaining why the Armadio price point is a great deal because our quality matches anyone else. There is nothing like our product on the market today. Nothing else is completely made by Italian artisans at this kind of price point.

How do we do explain all of that? We invested eight months into completely rebuilding our website and the entire branding process. We started by reworking everything from the logo to the communication strategy. Everything talks about the value of the product in language that our customers are able to understand. It's modern language and modern visuals. We don't look like the old Italy. We have an internal PR department that takes care of that. We always try to give our newsletter subscribers a good look at what's behind it. When we tell a story of a bag, how it was designed and how much time it took to make -- one of our bags takes 34 hours to make by hand -- people start to understand its real value. Making that same bag in China would probably take two hours. With Armadio, it's all handmade. There is no machinery involved in it. We have to communicate the value.

WF: Who is your ideal customer?

GEMIGNANI: We have different types of customers. We have the 30 to 45-year-old urban women who have incomes around $100,000. They are looking for a product without a logo and with a story behind it. They want to read about the brand and need a process for building trust with the brand. Once they do that, they stay loyal and actually become brand ambassadors. They are harder to convert but very loyal.

Then we have a different batch of customers, who are 45 and older, up to 60 or higher. These are women who do not necessarily live in big cities, and they are looking to spend within a set budget. This group is interesting because they understand the quality of the product. We don't need to explain too much to them. They convert much faster after seeing the information about the product. Although, they are slower in moving from a known brand to a product without a known brand.

WF: What is your approach to marketing?

GEMIGNANI: For the first year, we mostly grew through digital marketing. We were using all the available digital platforms. We were on Facebook, Instagram, and Google, including SEM and Google Shopping.

All of our digital marketing strategies have always been ARI positive, on an average of 1.7 in 2017. Now in 2018, we are close to 2.5. And first quarter is never the easiest for us. While we have experience in digital marketing, it's not the place we believe we can make the biggest difference and scale up to become a world-famous brand. I believe the only way to scale is by building trust with customers, and the best way to build trust is to produce high-quality promotional content and find the right channels to distribute that content. We believe strongly in PR and creative engagement with customers. Most of the money we want to raise with this campaign will be dedicated to this kind of marketing. We are ready to scale it up. We know exactly what to do in each of those channels. Our strategy seems to be working. In the last four or five months, sales and traffic have gone up 40% simply through the organic process we've used.

WF: What is your cost of customer acquisition?

GEMIGNANI: The cost per acquisition changes week to week and quarter to quarter. Our ideal number is $160. We had a peak of $230 dollars and at one point were below $100.

We've only been in business a short time, so we don't have a lot of data to figure out the lifetime value of a customer. We have calculated, however, that our customers tend to purchase at least two products each year and they remain loyal for more than a year.

WF: How are you able to find the best leather craftsmen in Italy?

GEMIGNANI: We have two people. One is an American who's been living in Italy for about 10 years. She is a buyer of leather bags for American brands. She picks up the product, works out the style, and has an extended network in Italy. The other person we have in Italy is more connected to the manufacturing side. He takes care of the relationship with the manufacturer, checks the quality, and checks the orders. He comes from inside the industry, so he also has an extended network My co-founder, Louis, and I also have an extended network.

There are trade shows in February and September, mostly in Milan, where a lot of brands go to promote their products. Those are great opportunities to meet more suppliers. It's not hard for us to find good suppliers since we are Italian and know the industry. Otherwise, it's very hard. You can't find these suppliers on the internet. They are small companies people have never heard of.

WF: How easily will the company scale as you grow demand?

GEMIGNANI: The good news is that our manufacturers are already used to fulfilling big brand orders, so they know how to mass produce thousands and thousands of products. The best part of the supply chain in Italy is that they are able to fulfill an order for five pieces or an order for 3,000 pieces. They are able to do that because they team up and work in districts where they only make one kind of product. There is a district for bags, a district for accessories, and a district for shoes. They are then able to team up with our company and fulfill our very big orders as well a very small order. That's the beauty of the Italian supply chain.

We see Armadio growing into the future by selling different products, not just selling more of the same product. We don't want to get the real mass production of our product because that dilutes the value of the product.

We would love to do like big brands too. Chanel sells thousands of its Le Boy bag, but they are not all the same style. They have different styles that are produced at different times of the year by different manufacturers in different types of leather. We would love to differentiate our product and scale it up, but we don't see one product being sold as long as we can in the more quantity possible.

WF: As the company evolves, how do you think of the evolution of the design and the bag so you remain relevant in a world of fashion?

GEMIGNANI: That's the beauty of being a retailer and not a brand. We don't design the bag. We just pick a collection of bags we believe will be the most popular for our customers. We are also a data-driven company, and we can test everything that's online.

Most of our business is the made-to-order model. We sell a bag online, then we order the bag, and then the supplier manufactures that bag. This helps us by having a very limited stock on hand. It's cash-flow positive because we collect money before we even buy the bag. At the same time, the storytelling reinforces to the customer that there is an artisan in Italy manufacturing the bag. It can take us eight weeks to deliver a bag, and customers love it. They see slow fashion as meaning luxury.

Being an e-retailer, we can put any product and any vendor we want online overnight. The cost of onboarding a brand is small. All we need to do is make a picture of the bag and create an ad campaign to sell it, but that's irrelevant. You don't need to make a big investment. You can invest in variations of style and color, and otherwise, you keep doing it as made-to-order. This gives you the flexibility to include products anytime you want. You are not bound to a season.

WF: Armadio is 100% direct to consumer. Will that change?

GEMIGNANI: We would love to try distributing a few of our products in wholesale businesses. We still need to grow Armadio as an e-retailer brand instead of just selling one product and making some money on the product, but then not creating a legacy or anything for our larger brand.

WF: Who are your biggest competitors?

GEMIGNANI: Our competitors are all of the other brands that sell bags in the United States. Our competitive advantage is that for the same price point, we offer much higher quality than other brands.

WF: What was your revenue last year?

GEMIGNANI: We are in a very up and down moment. In our first year, we went up to almost a quarter of a million dollars in revenue. We did that because we focused on revenues for six months. We then decided to slow it down because we couldn't control it. We were just two and a half people, so for half of 2017, we didn't invest anything in marketing. We started pushing marketing again in September when we had a new website and the new visuals.

From that moment until the end of the year, we almost equaled what we had done the year before. We had a big start and a super slow down. Then we started growing again, and we have kept growing every month. We increased the traffic and metrics in an interesting way, and that's thanks to the job that we did the year before. We're not big news in revenues for 2017, but if you look at the overall story, it makes a lot of sense.

WF: What are your goals for 2018?

GEMIGNANI: Our goal is to get to over $1 million in revenues. We believe that is completely doable given our channel, our aggregated RI, and the team that we have. We are very ready to scale it up, we just need the fuel to do it. We have a financial plan and everything is in place.

WF: Why are you and your co-founder particularly suited to make the company a success?

GEMIGNANI: We are very passionate about this because we were born exactly where it happened. I am from Tuscany, and my co-founder is from Veneto. Those are the two most active regions for fashion in Italy. They are both especially famous for leather products. Veneto is known for shoes and interior design. Tuscany is known more for accessories and apparel.

The two of us lived among those companies, and we saw them doing huge business in the 80's and 90's. Then when pop fashion came along, it completely diluted the market. They were reborn in the late 2000's, but they still didn't know how to distribute their product so they kept struggling. Most of these companies didn't want to keep up with the tradition. We've seen them losing skills as the world changed, and they weren't able to keep up with it. We are very passionate about that and would love the industry to keep those traditions of quality and craftsmanship going.

Because we've traveled the world, we understand how the world communicates and what has changed in the world. We want to apply that to a very old industry and make it completely new. It also means we come from the same audience that our customers are coming from. We value tradition. We value quality. We value transparency. And there is no brand of Italian-made products on the market today that represents those values.

WF: What potential roadblocks worry you the most?

GEMIGNANI: The challenges are multiple. The biggest has been how to market ourselves and how to tell our story. I believe that we have come up with a very good solution and a philosophy that constantly creates more solutions. We are dynamic and we are able to interpret the language of our customers. Having said that, in order to scale up, you always need to be able to fix all the components of your business, starting from capital, operations, and product. We don't lack any of those. The big challenge for us still will be letting people know that we exist. Marketing will be an interesting challenge because even if you have a lot of money, it doesn't mean that you are able to proceed or make the money work in the right way.

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RISKS

1 We have made key assumptions and created our products using historical knowledge about what consumer in our industry like. Should those assumptions prove to be untrue, that may negatively impact our revenues.

2 We may not have enough capital to fund our next production line. If revenues are low in a given quarter, that may impact our potential revenues in future quarters.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Armadio is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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